UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. )
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MAGNETEK, INC.
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Exhibit 99.1

NEWS

For Immediate release

For additional information contact:

Marty Schwenner
Vice President, Chief Financial Officer
Magnetek, Inc.
262-703-4282
mschwenner@magnetek.com

Magnetek Provides Update on New York Stock Exchange Issues

Menomonee Falls, Wis., October 31, 2011 - Magnetek, Inc. (“Magnetek” or the “Company”) today provided an update of its ongoing communications with the New York Stock Exchange (“NYSE”).

Magnetek's Continued Listing Plan Submitted to the NYSE

The NYSE notified the Company on October 26, 2011, that it is reviewing the Company's proposed plan for continued listing on the NYSE. The Company had submitted its plan earlier in October 2011 and expects to receive a response from the NYSE within the next week. The NYSE Listings and Compliance Committee may choose, at its discretion, to truncate the plan period for regaining compliance with the NYSE's continued listing standards from the standard 18 month period, given the Company's recurrence of having fallen below the continued listing standards.

As previously disclosed in a press release issued and Form 8-K filed in September 2011, Magnetek received a notice from the NYSE that it was considered “below criteria” because the Company's total average market capitalization over a consecutive 30-day trading period and its most recently reported stockholders' equity each amounted to less than $50 million.

Below Criteria Notification for Average Share Price

The NYSE further notified the Company on October 26, 2011, that the Company has fallen below the NYSE's continued listing standard relating to the price of its common stock, which requires a minimum average closing price of $1.00 per share over 30 consecutive trading days. As of October 20, 2011, the 30 trading-day average closing price was $0.98.

The Company has a period of six months (the “cure period”) to bring its average share price back above $1.00. Under the NYSE rules, the Company's common stock will continue to be listed on the NYSE during the cure period, subject to the Company's compliance with the other continued listing requirements. The Company plans to notify the NYSE within 10 days of receipt of the letter that it intends to cure the deficiency. The Company is not required to submit a business plan to the NYSE pertaining to the average share price.

Under the NYSE rules, the Company can demonstrate an accelerated cure based on a $1.00 share price on both the last trading day of any calendar month within the cure period and the average share price over the 30 trading days preceding the end of that month.

Proxy Statement Proposal Authorizing a Reverse Stock Split

Given the Company's recurring compliance issues over the past several years with the NYSE's continued listing standards related to the Company's capitalization, the Company's most recent definitive proxy statement, filed on September 19, 2011, included a proposal for the Company's shareholders to vote on authorizing a reverse split of the Company's common stock.

The proposed reverse stock split is intended to increase the company's stock price in order to make the Company eligible for listing on another national exchange, either the Nasdaq Stock Exchange (“Nasdaq”) or the NYSE Amex Equities exchange (“Amex”), either at the Company's option, or in the event the Company is ultimately unable to regain compliance with the NYSE's continued listing standards. Nasdaq requires a minimum share price of $4.00 and Amex requires a minimum share price of $3.00.

In the event the reverse stock split is not authorized by shareholders and the Company does not ultimately regain compliance with the NYSE's continued listing standards within the prescribed timeframes as outlined above, and if the NYSE commences proceedings to delist Magnetek, the Company would likely initiate an orderly transition to the over-the-counter (“OTC”) market.

Important Information

On September 19, 2011, the Company filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement and accompanying material in connection with its annual meeting of stockholders. Investors and security holders are strongly advised to read the definitive proxy statement as it contains important information about the Company and the proposals to be presented at the annual meeting. Investors and security holders may obtain the proxy statement and any annual, quarterly and current reports and other information the company files with the SEC for free at the SEC's website at www.sec.gov or at the Company's website at www.magnetek.com in the “Investor Relations” section, or by writing to the attention of the Corporate Secretary of Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051. The contents of the websites referenced herein are not deemed to be incorporated by reference herein or in the definitive proxy statement.

The Company's directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders for its annual meeting. Information regarding the interests of such persons is included in the Company's definitive proxy statement filed with the SEC on September 19, 2011, which is available free of charge as described above.

Special Note Regarding Online Availability of Magnetek Releases and Filings
All Magnetek financial news releases and filings with the SEC are posted to the Magnetek website. Material and financial releases as well as SEC filings are available at www.magnetek.com. Automatic email alerts for these postings are available from the Investor Relations section of the site. Corporate and general releases as well as product information are also available at www.magnetek.com.
Special Note Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's expectations and are subject to risks and uncertainties that cannot be predicted or quantified and are beyond the Company's control, including (1) the potential inability to achieve timely compliance with the NYSE's continued listing standards, and (2) the potential for the Company to be considered below criteria with respect to other NYSE listing standards. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. These include, but are not limited to, economic conditions in general, business conditions in material handling, elevator, mining, and alternative energy markets, operating conditions, competitive factors such as pricing and technology, risks associated with acquisitions and divestitures, legal proceedings and the risk that the Company's ultimate costs of doing business exceed present estimates. Other factors that could cause actual results to differ materially from expectations are described in the Company's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.